Exhibit 4.4

PREFERRED SHARES	PREFERRED SHARES

NUMBER	SHARES

PA-1

FirstMerit Corporation

INCORPORATED UNDER THE LAWS OF	CUSIP 337915 409
THE STATE OF OHIO	SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF	SHARES OF

FULLY PAID AND NONASSESSABLE 5.875% NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A, WITHOUT PAR VALUE ($1000 LIQUIDATION PREFERENCE PER SHARE), OF

FirstMerit Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and amendments thereto as filed in the office of the Secretary of State of Ohio, to which the holder, by acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED AND REGISTERED:

    AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

                    TRANSFER AGENT AND REGISTRAR

    BY:

AUTHORIZED SIGNATURE	SECRETARY	EXECUTIVE VICE PRESIDENT

FIRSTMERIT CORPORATION

All capitalized terms in this legend have the meanings defined in the Corporation’s Articles of Incorporation, a copy of which will be sent without charge to each shareholder who so requests.

FIRSTMERIT CORPORATION WILL FURNISH WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST TO EACH REGISTERED HOLDER OF PREFERRED SHARES WHO SO REQUESTS A COPY OF THE ARTICLES OF INCORPORATION OF FIRSTMERIT CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE TRANSFER AGENT AND REGISTRAR NAMED ON THE FACE OF THIS CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT-	Custodian
TEN ENT	– as tenants by the entireties		(Cust) (Minor)
JT TEN	– as joint tenants with right of		under Uniform Gifts to Minors
	survivorship and not as tenants in		Act
	common		(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

For value received,                                                                                               , hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Preferred Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney

to transfer the said Preferred Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:	Signature(s):

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.